CONSENT OF INDEPENDENT ACCOUNTANTS


Board of Trustees and Shareholders
Putnam Convertible Income-Growth Trust:

We consent to the use of our report dated December 8, 2003, incorporated in this Registration Statement by reference, to the Putnam Convertible Income-Growth Trust, and to the references to our firm under the captions "Financial Highlights" in the prospectuses and "INDEPENDENT AUDITORS AND FINANCIAL STATEMENTS" in the Statement of Additional
Information.

                                                       /S/ KPMG LLP

Boston, Massachusetts
March 1, 2004